Exhibit 99.1

Pernix Announces Appointment of Lead Independent Director and Key Management Team Promotion

  Director John R. Leone Named as the Company's Lead Independent Director
  Angus Smith Promoted to Senior Vice President, Chief Business Officer and Principal Financial Officer

MORRISTOWN, N.J. - February 6, 2018 - Pernix Therapeutics Holdings, Inc. (NASDAQ: PTX), a specialty pharmaceutical company, today announced the appointment of Director John R. Leone as its Lead Independent Director. Mr. Leone joined the Pernix Board of Directors in November 2017. He is currently an Operating Partner at Madryn Asset Management, an investment fund focused on providing capital to healthcare companies.

The appointment of Mr. Leone as the Pernix Board's Lead Independent Director fulfills the commitment that the Company made to make such an appointment in connection with the Company's 2017 Annual Shareholder Meeting.

Pernix also announced the promotion of Angus Smith to Senior Vice President, Chief Business Officer and Principal Financial Officer.

"Angus has demonstrated strong leadership as we have improved our profitability, increased the Company's financial flexibility and now seek to license and acquire innovative products to leverage our sales, marketing and corporate infrastructure," said John Sedor, Chairman of the Board and Chief Executive Officer of Pernix. "We look forward to Angus continuing to make significant contributions in his new position as we further strengthen and grow our business."

Mr. Smith will report to directly to Mr. Sedor, and will primarily be responsible for the oversight of the Company's financial operations. He and Glenn Whaley, who was previously announced as the Company's Vice President, Finance and Interim Prinicipal Accounting Officer, will work closely to manage Pernix's financial controls and reporting, including Sarbannes-Oxley compliance. Mr. Smith will also be responsible for managing the Company's business development activities, as well as relationships with investors and other key constituents in the financial community. Mr. Smith was involved in the completion of a series of refinancing transactions intended to improve Pernix's liquidity and extend debt maturities, which was announced in July 2017. He joined Pernix in September 2014 as Vice President, M&A and Corporate Finance, and was appointed Vice President, Business Development & Strategic Planning, in July 2016. Prior to joining Pernix, Mr. Smith served as a Director in the Healthcare Investment Banking Group at Cantor Fitzgerald. He has worked on over 60 transactions across the healthcare sector with an aggregate transaction value of more than $15 billion.

About Pernix Therapeutics
Pernix Therapeutics is a specialty pharmaceutical business with a focus on acquiring, developing and commercializing prescription drugs primarily for the U.S. market.  The Company is currently focused on the therapeutic areas of Neurology and Pain, and has an interest in expanding into additional specialty segments.  The Company promotes its branded products to physicians through its internal sales force and markets its generic portfolio through its wholly owned subsidiaries, Macoven Pharmaceuticals, LLC and Cypress Pharmaceutical, Inc.

To learn more about Pernix Therapeutics, visit www.pernixtx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Statements including words such as "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions are forward-looking statements.  These statements reflect the Company's current views, expectations and beliefs concerning future events.  In addition, any statements related to Pernix's future strategy and plans with respect to its intellectual property portfolio and other statements related to the outcome of pending litigation, settlement discussions or other adverse proceedings contained herein are forward-looking statements. Such plans, expectations and statements are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company and are subject to significant business, financial, economic, operating, competitive, litigation and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements included herein. The inclusion of forward-looking statements should not be regarded as a representation by Pernix that any of its plans will be achieved.  Investors should note that many factors, including the risks and uncertainties inherent in the outcome of pending litigation and settlement proceedings, as more fully described in Pernix's filings with the Securities and Exchange Commission (SEC) (including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2016, its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 and subsequent filings with the SEC), could affect the Company's future financial results and could cause actual results to differ materially from those expressed in forward-looking statements, such as those contained in this press release.  The forward-looking statements in this press release are qualified by risk factors identified by the Company.  These risk factors, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

CONTACT
 Investor Relations
Bob Yedid
LifeSci Advisors, LLC
 Bob@LifeSciAdvisors.com